POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS that SDS PARTNERS I, LTD., a limited partnership organized under the laws of the State of Florida (the "Principal"), does hereby make, constitute and appoint JACK D. SEIBALD, as its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Principal is acting individually or as representative of others, any and all filings required to be made by the Principal under the Securities Exchange Act of 1934 (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Principal under the Act, giving and granting unto him said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Principal might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the undersigned.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of January 28, 2005

                                            SDS PARTNERS I, LTD


                                            By: /s/ Stewart R. Spector
                                               ---------------------------
                                               Stewart Spector, General Partner


                                            By: /s/ Barbara Spector
                                               ---------------------------
                                               Barbara Spector, General Partner